Exhibit 3.5

Exhibit 3.5 - 1

[SEAL]
LICENCE                                2604569                                                                         SALOMON GRIEGO GARCIA, LIC.2
FILE                                20072604281                                                                      UNITED MEXICAN STATES
PAGE                                070925261003                                                              COMMERCIAL NOTARY NUMBER 1
                                                                                                                                        ESTADO DE SONORA SQUARE

In compliance with the provisions of Section 27, Subsection I, of the Political Constitution of the United Mexican States, Section 28, Subsection V of the Federal Public Administration Act of Mexico, Section 15 of the Foreign Investments Act and Sections 13, 14 and 18 of the Foreign Investments Act Regulations, and of the National Register of Foreign Investments, and in view of the application filed by Mr(s). FABIO MONTANARI, based on the provisions of Section 39, Subsection 1 a) of the Rules of Procedure of the Ministry of Foreign Affairs currently in force, the licence is granted to incorporate an SA de CV [Open-end Stock Corporation] under the following name:

ATZEK MINERAL

This licence comes with the proviso that the foreigners’ exclusion clause or the agreement provided for in Subsection I of Section 27 of the Constitution must be included in the articles of incorporation of the company that is being incorporated, in compliance with the provisions of Section 15 of the Foreign Investments Act and Section 14 of the Foreign Investments Act Regulations and the National Register of Foreign Investments.  It is important to note that this licence is issued notwithstanding the provisions of Section 91 of the Patent Rights Act.

This licence shall be rendered null and void if the parties concerned do not appear before a notary public within ninety business days of the date of its issue, to execute the instrument corresponding to the Incorporation in question, in compliance with the provisions of Section 17 of the Foreign Investment Act Regulations and of the National Register of Foreign Investments.

Likewise, the person concerned must notify the Ministry of Foreign Affairs of the use of the name that is being authorized by means of this licence within the six months following its issue, in compliance with the provisions of Section 18 of the Regulations of the Foreign Investments Act and of the National Register of Foreign Investments.

Hermosillo, Sonora, September 25, 2007

                   [SEAL]                THE ASSISTANT GOVERNMENT DELEGATE
              [ILLEGIBLE]                                              [SIGNATURE]
                                                  ALEJANDRA YANES NAVARRO, LIC.

1S.R.E.:  Secretaría de Relaciones Exteriores (Ministry of Foreign Affairs)
2Lic. = Licenciado/a (Lawyer)

Exhibit 3.5 - 2